Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Locafy Limited on Form F-3 (File No. 333-272066) of our report dated November 11, 2025, relating to the consolidated financial statements which appears in this Annual Report on Form 20-F.

Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern

/s/ BDO Audit Pty Ltd

Sydney, Australia
November 11, 2025